DERMISONICS FILES PROVISIONAL PATENT
                              ON U-WAND TECHNOLOGY
            COMPANY MOVES TO ENHANCE ITS INTELLECTUAL PROPERTY ESTATE

WEST CONSHOHOCKEN, PA --- JUNE 27, 2005 (PR NEWSWIRE)

DERMISONICS, INC. (DMSI.OB), an ultrasound device company, announced today that it has filed a provisional patent application for the U-Wand, a handheld ultrasonic device for which the Company has recently undertake initial development work. The U-Wand is designed to deliver cosmetic formulations to the surface of the skin. The Company devised the technology as a means of utilizing the Company's broader U-Strip technology for consumer applications.

Dermisonics' management has elected to file the provisional patent to ensure protection of its intellectual property and position itself to establish a strategic alliance with a major, brand-name cosmetics company. Chairman and CEO Bruce Haglund noted, "The Company is intent on being the first to market the ultrasonic application of cosmetics. To that end, Bruce Redding, Executive Vice President of the Company and the inventor of the U-Wand concept, is leading the U-Wand development project. We envision that consumers will be interested in using this delivery method for the application of many cosmetics in general use today, such as moisturizers, body lotions, face creams, and enhanced sun protection creams."

ABOUT DERMISONICS, INC.:

Dermisonics Inc. is a specialized medical and cosmetic device company that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

The Company is also dedicated to the development of other portable ultrasonic devices for applications with cosmetics and cosmeceuticals.

For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
-----------------------------

Dermisonics, Inc.
Four Tower Bridge
200 Bar-Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free
610-941-2780 Phone
610-941-2990 Fax

North American Investor Relations Contact:


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John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
-------------------------------

European Investor Relations Contact:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
--------------------------------

For additional information, please visit www.dermisonics.com
                                         -------------------

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


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European Investor Relations Contact:

Alexander Holterman
Phone: +49-69-6062-7858
ir-germany@dermisonics.com
--------------------------

For additional information, please visit www.dermisonics.com
                                         -------------------

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


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